                                                                    Exhibit 99.1

         BRIGHTPOINT ANNOUNCES RESTATEMENT OF 2004 FINANCIAL STATEMENTS

- Income from continuing operations and net income for the year ended December 31, 2004, reduced by $2.5 million, or $0.13 per diluted share, due to errors related to the Company's operations in France and Australia
- Company intends to file an amended Annual Report on Form 10-K/A on Monday, May 9, 2005
- Company to announce financial results for the first quarter of 2005 as scheduled on Monday, May 9, 2005
- Annual Meeting of Shareholders scheduled for May 12 to be adjourned to June 2, 2005

     PLAINFIELD, Indiana.--May 6, 2005--Brightpoint, Inc. (NASDAQ:CELL) announced today that it intends to file with the Securities and Exchange Commission ("SEC") an amended annual report on Form 10-K/A ("Form 10-K/A") for the year ended December 31, 2004. This Form 10-K/A will reflect the restatement ("Restatement") of the consolidated financial statements of Brightpoint, Inc. for the year ended December 31, 2004. The determination to restate the financial statements was made as a result of management's identification of errors related to the Company's operations in France and Australia. These errors were identified through the Company's continuing self-assessment and self-testing of its internal control over financial reporting and during the monthly financial closing process relating to our France and Australia operations in the first quarter of 2005. The Company has discussed these matters with our external auditors and they will be updating their reports as a result of the restatement. The Company has notified the Securities and Exchange Commission of its findings.

     The Company's operations in France receive mobile operator commission, subsidy, bonus and residual airtime revenues as a result of subscriber activations or subscriber upgrades generated by the Company's network of independent authorized retailers and the Company's directly owned retail stores. Due to errors made in recording these transactions, the Company's operations in France overstated revenue resulting in a related overstatement of accounts receivable. In addition, certain other related adjustments were made in error, which did not have an impact on net income, but resulted in an overall understatement of accounts receivable and accounts payable during the year ended December 31, 2004.

     The Company's operations in Australia failed to identify and record certain vendor rebates related to a 2004 vendor program. This error resulted in an overstatement of cost of revenue and the understatement of vendor receivables, that would have reduced accounts payable, resulting in an overstatement of accounts payable in the 2004 financial statements.

     The Company intends to correct the above accounting errors by decreasing revenue $6.2 million and increasing costs of revenue $200 thousand related to its operations in France and decreasing costs of revenue $1.7 million related to its operations in Australia. These corrections relate to the year ended December 31, 2004, with the exception of $968 thousand ($629 thousand, net of tax) which relate to the year ended December 31, 2003, but will be included in the restated results for December 31, 2004, based on materiality. Additionally, bonuses previously paid to the named executive officers will be returned to the Company by the named executives on their own initiative. These bonuses, originally recorded in the amount of approximately $1.0 million, have been reflected as a reduction to selling, general and administrative expenses in the restated results, as a result of bonus targets relating to the 2004 bonus plan no longer having been met based upon the restated financial results.

     The anticipated impact of the Restatement on the Company's Consolidated Balance Sheet as of December 31, 2004, and Consolidated Statements of Operations and Cash Flows for the year ended December 31, 2004, is shown in the tables incorporated herein.

     In addition, management of the Company intends to revise its assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2004, originally included in Management's Report on Internal Control Over Financial Reporting in the Company's annual report on Form 10-K filed on February 3, 2005. In that report management, concluded that the Company's internal control over financial reporting was effective as of December 31, 2004, notwithstanding the existence of significant deficiencies that were deemed by the Company's management to not be material weaknesses. Subsequent to filing its annual report on Form 10-K on February 3, 2005, the Company identified the above-referenced errors in its 2004 financial statements. Management has concluded that these errors resulted from material weaknesses in internal control in the Company's operations in France and Australia.

     The Company has implemented changes in procedures for the reporting of mobile operator commissions, subsidies and bonuses in its France operations and rebates earned on non-financial key performance metrics in its Australia operations and believes that these changes will assure proper recognition of these items. As part of the assessment of its internal controls over financial reporting, the Company has initiated immediate changes in processes in our France and Australia operations to correct the errors that occurred and to reduce the likelihood that similar errors could occur in the future. In addition, management of the Company, with the assistance of certain members of the Board of Directors, is reviewing the regional financial organizational structure, instituting new financial reporting and revenue recognition controls at all Brightpoint locations, performing supplementary detailed monthly review of accounts by regional and corporate management and executing more frequent internal audits.

     First Quarter 2005 Financial Results Webcast and Conference Call

     Brightpoint will announce its financial results for the quarter ended March 31, 2005, on Monday, May 9, 2005, prior to 7:30 a.m. EDT (New York time). At approximately 8:30 a.m. EDT, Brightpoint will conduct a conference call to review the Company's operations and financial performance and will answer participants' questions. Representing Brightpoint will be Robert J. Laikin, Chairman and Chief Executive

     Officer, J. Mark Howell, President, and Lisa M. Kelley, Senior Vice President, Corporate Controller and Chief Accounting Officer and acting Chief Financial Officer.

     For those who prefer to join the conference call telephonically, use the following information and dial in several minutes prior to the start of the call:

            U.S. toll-free dial-in number: 877-502-9276
            International dial-in number: 913-981-5591

     Following the live presentation, archives of the webcast of the first quarter 2005 financial results will be available through the Investors section of the Company's website at www.brightpoint.com for approximately one year.

     Annual Meeting of Shareholders

     The previously announced Annual Meeting of Shareholders that currently is scheduled to held at the Company's offices on May 12, 2005 is expected to be adjourned to June 2, 2005 at 9:00 a.m. at the Company's offices to permit shareholders an adequate opportunity to review the Form 10-K/A.

     About Brightpoint

     Brightpoint is one of the world's largest distributors of mobile phones. Brightpoint supports the global wireless telecommunications and data industry, providing quickly deployed, flexible and cost effective solutions. Brightpoint's innovative services include distribution, channel management, fulfillment, eBusiness solutions and other outsourced services that integrate seamlessly with its customers. Additional information about Brightpoint can be found on its website at www.brightpoint.com or by calling its toll-free Information and Investor Relations line at 877-IIR-CELL (877-447-2355).

     Certain information in this press release may contain forward-looking statements regarding future events or the future performance of Brightpoint. These statements are only predictions and actual events or results may differ materially. Please refer to the documents the Company files, from time to time, with the Securities and Exchange Commission; including, the Company's most recent Form 10-K and the cautionary statements contained in Exhibit 99.1 thereto. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. Brightpoint undertakes no obligation to update any forward-looking statements contained in this press release.


        CONTACT: Brightpoint, Inc., Plainfield, Indiana
             Robert J. Laikin or Steven E. Fivel, (317) 707-2355

The anticipated impact of the Restatement on the Company's Consolidated Balance Sheet as of December 31, 2004, and Consolidated Statements of Operations and Cash Flows for the year ended December 31, 2004, is shown in the accompanying tables below.

CONSOLIDATED STATEMENT OF OPERATIONS

The following table presents the anticipated effect of the Restatement on the Consolidated Statements of Operations for the year ended December 31, 2004:


              (Amounts in thousands, except per share data)                               Year Ended
                                                                                       December 31, 2004
                                                                               ------------------------------------
                                                                                (As Previously       (As Restated)
                                                                                   Reported)
Revenue
   Distribution revenue                                                           $ 1,559,109         $ 1,559,109
   Logistics services revenue                                                         306,478             300,246
                                                                                  -----------         -----------
Total revenue                                                                       1,865,587           1,859,355

Cost of revenue
   Cost of distribution revenue                                                     1,500,105           1,498,396
   Cost of logistics services revenue                                                 246,709             246,902
                                                                                  -----------         -----------
Total cost of revenue                                                               1,746,814           1,745,298
                                                                                  -----------         -----------

Gross profit                                                                          118,773             114,057

Selling, general and administrative expenses                                           84,775              83,361
Facility consolidation charge (benefit)                                                  (236)               (236)
                                                                                  -----------         -----------
Operating income from continuing operations                                            34,234              30,932

Interest expense                                                                        1,870               1,870
Interest income                                                                          (986)               (986)
Impairment loss on long-term investment                                                     -                   -
Loss (gain) on debt extinguishment                                                          -                   -
Other expenses                                                                          1,860               1,860
                                                                                  -----------         -----------
Income from continuing operations before income taxes                                  31,490              28,188

Income tax expense                                                                      9,017               8,230
                                                                                  -----------         -----------
Income from continuing operations before minority interest                             22,473              19,958

Minority interest                                                                           -                   -
                                                                                  -----------         -----------

Income from continuing operations                                                      22,473              19,958

Discontinued operations:
     Loss from discontinued operations                                                   (475)               (475)
     Loss on disposal of discontinued operations                                       (5,713)             (5,713)
                                                                                  -----------         -----------
Total discontinued operations                                                          (6,188)             (6,188)

Income (loss) before cumulative effect of a change in accounting principle             16,285              13,770

Cumulative effect of a change in accounting principle, net of tax                           -                   -
                                                                                  -----------         -----------
Net income (loss)                                                                 $    16,285         $    13,770
                                                                                  ===========         ===========

Basic per share:
     Income from continuing operations                                            $      1.21         $      1.08
     Discontinued operations                                                            (0.33)              (0.34)
     Cumulative effect of a change in accounting principle, net of tax                      -                   -
                                                                                  -----------         -----------
     Net income (loss)                                                            $      0.88         $      0.74
                                                                                  ===========         ===========

Diluted per share:
     Income from continuing operations                                            $      1.17         $      1.04
     Discontinued operations                                                            (0.32)              (0.32)
     Cumulative effect of a change in accounting principle, net of tax                      -                   -
                                                                                  -----------         -----------
     Net income (loss)                                                            $      0.85         $      0.72
                                                                                  ===========         ===========

Weighted average common shares outstanding:
     Basic                                                                             18,552              18,552
                                                                                  ===========         ===========
     Diluted                                                                           19,169              19,169
                                                                                  ===========         ===========

CONSOLIDATED BALANCE SHEETS

The following table presents the anticipated effect of the Restatement on the Consolidated Balance Sheet as of December 31, 2004:

     (Amounts in thousands, except per share data)                December 31, 2004
                                                           --------------------------------
                                                           (As Previously     (As Restated)
                                                              Reported)
ASSETS
Current assets:
     Cash and cash equivalents                                $  72,120         $  72,120
     Pledged cash                                                13,830            13,830
     Accounts receivable (less allowance for doubtful
       accounts of $6,215)                                      144,106           148,321
     Inventories                                                109,559           110,089
     Contract financing receivable                               14,022            14,022
     Other current assets                                        20,641            23,132
                                                              ---------         ---------
Total current assets                                            374,278           381,514

Property and equipment, net                                      27,503            27,503
Goodwill and other intangibles, net                              21,981            21,981
Other assets                                                      6,586             6,586
                                                              ---------         ---------

Total assets                                                  $ 430,348         $ 437,584
                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                         $ 191,820         $ 201,621
     Accrued expenses                                            61,660            61,851
     Unfunded portion of contract financing receivable           23,375            23,375
     Lines of credit                                                  -                 -
                                                              ---------         ---------
Total current liabilities                                       276,855           286,847
                                                              ---------         ---------

COMMITMENTS AND CONTINGENCIES

Minority interest                                                     -                 -

Shareholders' equity:
     Preferred stock, $0.01 par value: 1,000 shares
       authorized; no shares issued or outstanding                    -                 -
     Common stock, $0.01 par value: 100,000 shares
       authorized; 19,499 issued as of 2004                         195               195
     Treasury stock, at cost, 1,606 shares                      (24,010)          (24,010)
     Additional paid-in capital                                 233,768           233,768
     Retained earnings (deficit)                                (61,453)          (63,968)
     Accumulated other comprehensive income (loss)                4,993             4,752
                                                              ---------         ---------
Total shareholders' equity                                      153,493           150,737
                                                              ---------         ---------

Total liabilities and shareholders' equity                    $ 430,348         $ 437,584
                                                              =========         =========

CONSOLIDATED STATEMENT OF CASH FLOWS

The following table presents the anticipated effect of the Restatement on the Consolidated Statements of Cash Flows for the year ended December 31, 2004:

                          (Amounts in thousands)                             Year Ended December 31, 2004
                                                                           -------------------------------
                                                                           (As Previously    (As Restated)
                                                                              Reported)
OPERATING ACTIVITIES
Net income (loss)                                                             $ 16,285         $ 13,770
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation and amortization                                              10,815           10,815
     Amortization of debt discount                                                   -                -
     Facility consolidation charge (benefit)                                      (236)            (236)
     Pledged cash requirements                                                   3,212            3,212
     Change in deferred taxes                                                      609              563
     Discontinued operations                                                     6,188            6,188
     Net cash used by discontinued operations                                   (1,290)          (1,290)
     Income tax benefits from exercise of stock options                          5,418            5,418
     Gain (loss) on debt extinguishment                                              -                -
     Minority interest                                                               -                -
     Cumulative effect of a change in accounting principle, net of tax               -                -
     Impairment loss on long-term investment                                         -                -
     Changes in operating assets and
       liabilities, net of effects from acquisitions and divestitures:
         Accounts receivable                                                   (15,678)         (19,744)
         Inventories                                                             2,100            1,588
         Other operating assets                                                 (1,412)          (2,103)
         Accounts payable and accrued expenses                                 (18,370)         (10,439)
                                                                              --------         --------
Net cash provided by operating activities                                        7,641            7,742

INVESTING ACTIVITIES
Capital expenditures                                                            (8,343)          (8,343)
Purchase acquisitions, net of cash acquired                                     (1,634)          (1,634)
Cash effect of divestitures                                                        576              576
Decrease in funded contract financing receivables                                4,398            4,398
Decrease (increase) in other assets                                               (920)            (920)
                                                                              --------         --------
Net cash provided (used) by investing activities                                (5,923)          (5,923)

FINANCING ACTIVITIES
Net proceeds (payments) on credit facilities                                   (16,500)         (16,500)
Pledged cash requirements                                                        5,000            5,000
Purchase of treasury stock                                                     (24,010)         (24,010)
Repurchase of convertible notes                                                      -                -
Proceeds from common stock issuances under employee stock
    option and purchase plans                                                    1,013            1,013
                                                                              --------         --------
Net cash used by financing activities                                          (34,497)         (34,497)

Effect of exchange rate changes on cash and cash equivalents                     6,020            5,919
                                                                              --------         --------
Net increase (decrease) in cash and cash equivalents                           (26,759)         (26,759)
Cash and cash equivalents at beginning of year                                  98,879           98,879
                                                                              --------         --------
Cash and cash equivalents at end of year                                      $ 72,120         $ 72,120
                                                                              ========         ========